Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-86189 and 333-40922) and Form S-8 (Nos. 333-82325, 333-51678 and 333-69034) of Wyndham International, Inc. of our report dated March 15, 2005 with respect to our opinion relating to the consolidated financial statements and financial statement schedules, except for Note 2b to the consolidated financial statements related to accounting for income taxes, as to which date is May 16, 2005 and April 8, 2005 with respect to our opinions relating to internal control over financial reporting, except for the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is May 16, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/    PricewaterhouseCoopers LLP

Dallas, Texas

May 16, 2005